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Exhibit 10(i)

Constellation Energy Group, Inc.
Executive Annual Incentive Plan
(Plan)

        1.    Purpose.    The purpose of the Plan is to permit the Company, through awards of annual incentive compensation qualifying for federal income tax deductions, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

        2.    Definitions.    All singular terms defined in this Plan will include the plural and vice versa.    As used herein, the following terms will have the meaning specified below:

        "Adjusted EBIT" means EBIT, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

        "Adjusted EPS" means EPS, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

        "Adjusted Net Income" means Net Income, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

        "Adjusted Return on Assets" means Return on Assets subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

        "Adjusted Return on Equity" means Return on Equity, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

        "Award" means the amount granted to a Participant by the Committee for a Performance Period under the Plan, whether paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration.

        "Board" means the Board of Directors of the Company.

        "Business Criteria" means any one or any combination of Net Income, Adjusted Net Income, Return on Equity, Adjusted Return on Equity, Return on Assets, Adjusted Return on Assets, EBIT, Adjusted EBIT, EPS or Adjusted EPS.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

        "Committee" means the Committee on Management of the Board; provided, however, that if such Committee fails to satisfy the outside director provisions of Section 162(m)(4)(C) of the Code, "Committee" shall mean a committee of directors of the Company who satisfy the requirements of such Section.

        "Company" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 10G.

        "Deferred Compensation Plan" means the Constellation Energy Group, Inc. Nonqualified Deferred Compensation Plan or any successor or future similar plans.

        "EBIT" for any Year means the consolidated earnings before income taxes of the Company, as reported in the consolidated financial statements of the Company for the Year.

        "EPS" for any Year means diluted earnings per share of the Company, as reported in the Company's consolidated financial statements for the Year.

        "Executive" means any executive officer of the Company as defined in Section 16 of the 1934 Act.

        "Net Income" for any Year means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company for the Year.

        "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Participant" means an individual who has been granted a conditional opportunity to earn an Award under the Plan.

        "Performance Period" means the taxable year of the Company or any other period designated by the Committee with respect to which an Award may be granted.

        "Performance Target(s)" means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 5B for the applicable Performance Period in respect of any one or more of the Business Criteria.

        "Return on Assets" means Net Income divided by the average of the total assets of the Company at the end of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

        "Return on Equity" means the Net Income divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

        "Stock Plans" means the Constellation Energy Group, Inc. Executive Long-Term Incentive Plan, the Constellation Energy Group, Inc. 1995 Long-Term Incentive Plan, and/or any successor stock plans adopted or assumed by the Company.

        "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

        "Year" means a fiscal year of the Company commencing on or after January 1, 2002 that constitutes all or part of the applicable Performance Period.

        3.    Administration.    The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. The Plan Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

        4.    Eligibility.    For a Performance Period, each Executive may be designated by the Committee as a Participant.

        5.    Awards.

        A.    Provision for Awards.    Each Participant may receive an Award if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained in the applicable

Performance Period established by the Committee. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m) of the Code. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award of less than the amount determined by the formula or standard established pursuant to Section 5B or may pay no Award at all.

        B.    Selection of Performance Target(s).    The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

        C.    Maximum Individual Award.    Notwithstanding any other provision hereof, no Executive shall receive an Award under the Plan for any one Performance Period in excess of $5,000,000.

        D.    Effect of Mid-Year Commencement of Service; Termination of Employment. If services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant an Award that is proportionately adjusted based on the period of actual service during the Year, and the amount of any Award paid to such person shall not exceed that proportionate amount of the applicable maximum individual Award under Section 5C. In the event of the termination of employment of a Participant prior to the payment of an Award, the Participant shall not be entitled to any payment in respect of the Award unless otherwise expressly provided by the Committee.

        E.    Adjustments.    To preserve the intended incentives and benefits of an Award based on Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Return on Assets or Adjusted Return on Equity, the Committee may determine at the time the Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (iv) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; and (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section 5E may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

        F.    Committee Discretion to Determine Award.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Plan if the applicable Performance Target(s) have not been satisfied.

        6.    Payment of Awards.    Before any payments are made under the Plan, the Committee shall be responsible for certifying in writing to the Company that the applicable Performance Targets have been met. Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, all or a portion of that Award. Awards may be paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration or any combination thereof determined by the Committee. Equity or equity-based awards may be granted under the terms and conditions of the applicable Stock Plans. Payment of the Award may be deferred at the discretion of the Committee. A Participant may elect to defer the receipt of all or a portion of the Award for the Performance Year. Any such deferral and investment of any such amounts deferred pursuant to this Plan shall be made in accordance with the provisions of the Deferred Compensation Plan.

        7.    Designation of Beneficiary. A Participant shall have the right to designate a beneficiary or beneficiaries who are to receive in a lump sum any undistributed Award to the extent a Participant has chosen not to defer all or a portion of the Award pursuant to Section 6 hereof, should the Participant die during the Performance Period and be entitled to an incentive award for that Performance Period. Such designation shall apply only to the portion of the undistributed Award not subject to a deferral election. Any designation, change or rescission of the designation shall be made in writing by completing and furnishing to the Vice President—Human Resources of the Company a notice on an appropriate form designated by the Vice President—Human Resources of the Company. The last designation of beneficiary received by the Vice President—Human Resources of the Company shall be controlling over any testamentary or purported disposition by the Participant, provided that no designation, rescission or change thereof shall be effective unless received prior to death of the Participant. Distribution of any Awards previously deferred pursuant to Section 6 of the Plan shall be paid to the beneficiary or beneficiaries designated under the Deferred Compensation Plan.

        8.    Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if a Participant separates from service with the Company or a Subsidiary (except due to a Participant's transfer of employment to or from a Subsidiary), within 2 years following a change in control, such Participant is eligible for an Award for the Performance Year during which the separation from service occurs. The Award is calculated assuming maximum performance achievement and based on the Participant's position at the time of termination and is pro-rated for the period of active employment during the Performance Year. The Committee, in its discretion, may grant a total, rather than pro-rated award. Payment of the award will be made within 60 days after the Participant's separation from service. Payment may not be deferred.

        A change in control for purposes of this Section 8 shall mean the occurrence of any one of the following events:

          (i)    individuals who, on January 24, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii)    any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph  (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Participant or any group of persons including Participant (or any entity controlled by Participant or any group of persons including Participant);

          (iii)    Company shareholder approval of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiary Companies, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        Notwithstanding any provision in the Plan to the contrary, on or within 2 years after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant without such Participant's prior written consent.

        9.    Amendment of Plan.    Subject to any restrictions imposed under Section 162(m) of the Code, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that no such amendment that would require the consent of the Board and/or stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule or regulation, shall be effective without such consent. No such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

        10.    Miscellaneous Provisions.

        A.    Nontransferability.    No benefit provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of the Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant's family, or a trust established by the Participant for the benefit of family members.

        B.    No Employment Right.    Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

        C.    Tax Withholding.    The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary.

        D.    Indemnification.    Each person who is or at any time serves as a member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

        E.    Reliance on Reports.    Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        F.    Severability.    If any provision of this Plan would cause Awards not to constitute "other performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void.

        G.    Company Successors.    In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock of the Company will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

        H.    Governing Law.    All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

        I.    Relationship to Other Benefits.    Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program, unless expressly considered as compensation under the terms of such plan or program.

        J.    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        K.    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        11.    Effective Date.    The Plan shall be effective beginning on January 1, 2002, subject to approval by the stockholders of the Company in accordance with Maryland law and Section 162(m) of the Code, until December 31, 2006.

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Constellation Energy Group, Inc. Executive Annual Incentive Plan (Plan)